Calculation of Filing Fee Tables
S-8
Tuya Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A ordinary share, par value US$0.00005 per share	Other	2,000,000	$ 2.63	$ 5,260,000.00	0.0001381	$ 726.41
Total Offering Amounts:						$ 5,260,000.00		$ 726.41
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 726.41
Offering Note
[1]	Note 1.a. The Class A ordinary shares of Tuya, Inc. (the "Registrant") registered hereunder are represented by the Registrant's American depositary shares ("ADSs"), with each ADS representing one Class A ordinary share, par value US$0.00005 per share. The Registrant's ADSs issuable upon deposit of the Class A ordinary shares have been registered under a separate registration statement on Form F-6 (333-254092). Note 1.b. Represents the Registrant's ordinary shares issuable pursuant to awards granted under the 2024 Share Scheme (the "Plan") of the Registrant. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement is deemed to cover an indeterminate number of ordinary shares which may be offered and issued to prevent dilution resulting from share splits, share dividends or similar transactions as provided in the Plan. Note 1.c. Represents Class A ordinary shares to be issued pursuant to the Plan. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on US$2.63 per ADS, the average of the high and low prices for the Registrant's ADSs as quoted on the New York Stock Exchange on October 9, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A